                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): SEPTEMBER 15, 2006


                              WCA WASTE CORPORATION
             (Exact name of registrant as specified in its charter)


           DELAWARE                           000-50808                      20-0829917
(State or other jurisdiction of              (Commission                   (IRS Employer
         incorporation)                      File Number)                Identification No.)

    ONE RIVERWAY, SUITE 1400
          HOUSTON, TEXAS                                                      77056
(Address of principal executive offices)                                    (Zip Code)

       Registrant's telephone number, including area code: (713) 292-2400

                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
    Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

      At the annual meeting of stockholders (the "Annual Meeting") held on September 15, 2006, the stockholders of WCA Waste Corporation ("WCA") approved, among other things, the Second Amended and Restated 2004 WCA Waste Corporation Incentive Plan (the "Amended Plan"). The Amended Plan was previously approved by the board of directors of WCA (the "Board") on August 17, 2006, subject to stockholder approval. The Amended Plan increases the number of shares of common stock, par value $0.01 per share ("Common Stock"), of WCA available for award grants by an additional 750,000 shares, from 1,500,000 to 2,250,000. Other than the aforementioned change, the Amended Plan is identical to the prior plan.

      A discussion of the material terms of the Amended Plan is included on pages 39 to 51 of WCA's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission ("SEC") on August 25, 2006 under the heading "Proposal 3: Approval of Amendment and Restatement of the Amended and Restated 2004 WCA Waste Corporation Incentive Plan." A copy of the Amended Plan is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

      Please read the discussion under Item 5.02 below, which is incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

      Immediately after the Annual Meeting on September 15, 2006, Ares Corporate Opportunities Fund II, L.P. ("Ares") elected Mr. Antony P. Ressler and Mr. Jeffrey S. Serota to serve as members of the Board. Ares, as the sole owner of WCA's Series A Convertible Pay-In-Kind Preferred Stock, par value $0.01 per share ("Preferred Stock"), is entitled to elect members to the Board voting as separate class as follows: (i) two directors to the Board for so long as Ares continues to hold Preferred Stock representing at least 20% of "post-conversion equity" (outstanding Common Stock assuming conversions into common shares of all securities, including the Preferred Stock and assuming Preferred Stock dividends accelerated to include a full five years); (ii) one director for so long as it continues to hold at least 10% of post-conversion equity; and (iii) no directors below 10%. Messrs. Ressler and Serota will serve a one-year term or until their successors are duly elected and qualified or until their earlier death, resignation or removal. Messrs. Ressler or Serota are entitled to be observers to committees of the Board by virtue of the terms of the transaction agreements signed in connection with the issuance of the Preferred Stock.

      Messrs. Ressler and Serota are employed by affiliates of Ares and Ares and certain of its affiliates have been party to various transactions or agreements with WCA as described under the heading "Certain Relationships and Related Transactions" beginning on page 13 of WCA's definitive proxy statement on
Schedule 14A filed with the SEC on August 25, 2006.

      On September 15, 2006, WCA provided notice to the Nasdaq Global Market ("Nasdaq") that after the election of Messrs. Ressler and Serota by Ares WCA no longer satisfies the independent director requirements for continued listing on Nasdaq under Marketplace Rule 4350(c)(1), which requires WCA to maintain a majority of independent directors on its Board. As a result of the election of Messrs. Ressler and Serota by Ares, the number of WCA's directors who are deemed "independent" under Nasdaq listing standards is now three of seven total directors. In the notice, WCA outlined its plan pursuant to Nasdaq Marketplace Rule 4350(c)(1) to be in compliance with Rule 4350(c)(1) within the grace period therein prescribed (namely the earlier of its next annual shareholders meeting or one year from the occurrence of the appointment).

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

      (d) EXHIBITS.

  EXHIBIT NUMBER                       DESCRIPTION
  --------------                       -----------
   Exhibit 10.1       Second Amended and Restated 2004 WCA Waste Corporation
                      Incentive Plan.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        WCA WASTE CORPORATION


Date: September 15, 2006                /s/ Charles A. Casalinova
                                            ----------------------------------
                                            Charles A. Casalinova
                                            Senior Vice President and Chief
                                            Financial Officer

                                  EXHIBIT INDEX

  EXHIBIT NUMBER                       DESCRIPTION
  --------------                       -----------
   Exhibit 10.1       Second Amended and Restated 2004 WCA Waste Corporation
                      Incentive Plan.